    Exhibit 99.1

April 9, 2012	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Megan Washbourne
918-588-7572

ONEOK Partners to Invest $1.5 Billion to $1.8 Billion to Build
Crude-Oil Pipeline from Bakken Shale to Cushing, Okla.

Project Represents Partnership’s Entry into Crude-Oil Transportation

TULSA, Okla. – April 9, 2012 -- ONEOK Partners, L.P. (NYSE: OKS) today announced plans to invest $1.5 billion to $1.8 billion between now and 2015 to build a 1,300-mile crude-oil pipeline with the capacity to transport 200,000 barrels per day (bpd).  The Bakken Crude Express Pipeline will transport light-sweet crude oil from the Bakken Shale in the Williston Basin in North Dakota to the Cushing, Okla., crude-oil market hub.

“As producers continue to aggressively develop crude oil from wells in the Bakken Shale, more crude-oil pipeline takeaway capacity will be required,” said Terry K. Spencer, ONEOK Partners president. “This proposed pipeline will provide producers with efficient and reliable transportation of their product directly to one of the largest crude-oil market hubs in the U.S.”

“It also represents our entry into the crude-oil transportation business and utilizes our existing core capabilities of transporting and storing natural gas, natural gas liquids and refined petroleum products,” he said. “Many of the supply commitments under negotiation are with the same producers in the Williston Basin that we currently serve.”

Supply commitments for the proposed pipeline are in various stages of negotiation. Following receipt of all necessary permits and compliance with customary regulatory requirements, construction is expected to begin in late 2013 or early 2014 and be completed by early 2015.  Based on supply commitments prior to construction, the capacity can be increased.

 Additionally, the proposed pipeline route will be well-positioned to transport crude-oil production from the Niobrara Shale.

The proposed pipeline route is expected to parallel more than 80 percent of the partnership’s existing and planned natural gas liquids pipelines.  It will be designed, constructed and operated using proven technology, pipeline control systems and continuous safety monitoring.

-more-

ONEOK Partners to Invest $1.5 Billion to $1.8 Billion to Build
Crude-Oil Pipeline From Bakken Shale to Cushing, Okla.

The partnership has previously announced that it is investing $2.8 billion to $3.5 billion through 2014 in growth projects.  Of these projects, it is investing $1.6 billion to $2 billion in projects related to the Bakken Shale that include the 500-mile NGL pipeline, the Bakken Pipeline; a 270-mile natural gas gathering system and related infrastructure in Divide County, N.D.; and three 100 MMcf/d natural gas processing facilities – Garden Creek plant, Stateline I plant and Stateline II plant -- and related infrastructure. The Garden Creek plant went into service in December 2011.

Additionally, the partnership has a $1 billion-plus backlog of unannounced growth projects that will be announced when sufficient supply commitments are completed.

EDITOR'S NOTE:

View map showing the proposed pipeline route.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 43.4 percent of the overall partnership interest.  ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act, as amended.  The forward-looking statements relate to the proposed construction of the Bakken Crude Express Pipeline, including obtaining sufficient crude-oil supply commitments and receiving necessary permits; the capacity of the proposed pipeline; and the schedule and costs to complete the pipeline.  We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report on Form 10-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

# # #

Stanley
Williston Basin
Bakken Shale
Montana
North Dakota
South Dakota
Wyoming
Nebraska
Piceance
Basin
DJ
Basin
Niobrara
Shale
Colorado
Kansas
Cushing
Oklahoma
Bakken Crude Express Pipeline
Bakken Crude Express Pipeline
Bakken NGL Pipeline (under construction)
Overland Pass Pipeline (50% interest)
North Line 5 NGL Pipeline
(NGL = Natural Gas Liquids)
ONEOK
PARTNERS

###